POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Bradley J. Miller and Laura Pfiester, signing singly, the undersigned's true and lawful attorney-in-fact to:

1. Prepare, execute, and submit to the Securities and Exchange Commission ("SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") or any rule or regulation of the SEC;

2. Execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director, or authorized representative of Priority Technology Holdings, Inc. (the "Company"), any and all Forms 3, 4, and 5 in accordance with Section 16(a) of the Exchange Act and the rules thereunder, as well as any and all other filings, forms, reports, and documents required to be submitted to the SEC, including but not limited to Forms 10-K, 10-Q, 8-K, S-1 through S-8, Schedules 13D/G, and any other compliance or disclosure documents related to securities transactions or corporate governance;

3. Prepare, sign, and file any and all documents, resolutions, consents, certifications, or other instruments necessary or appropriate to effectuate decisions, actions, or disclosures of the Board of Directors of the Company, or its committees, including minutes, board consents, and supporting documentation;

4. Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute such filings or reports, and timely file them with the SEC, FINRA, stock exchanges, or any other relevant governmental or regulatory authority, as well as to deliver or disclose such documents to shareholders, counsel, advisors, or other authorized parties;

5. Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with the applicable provisions of the Securities Exchange Act of 1934 or corporate governance requirements.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file the documents referenced herein with respect to the undersigned's relationship with the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 16th day of July, 2026.

Signature

Rohan Manz

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